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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this registration statement of NetZero, Inc. (the "Company") on Form S-8 of our report dated July 28, 1999, except as to the reincorporation described in Note 13, as to which the date is September 22, 1999, on our audits of the financial statements of the Company as of June 30, 1998 and 1999 and for the period from July 21, 1997 (Inception) through June 30, 1998 and for the year ended June 30, 1999, which report is included in the Company's registration statement on Form S-1.


PricewaterhouseCoopers LLP

Woodland Hills, California
December 21, 1999